EXHIBIT 99(i)

EMPLOYMENT AGREEMENT PRIVATE

     This agreement ("Agreement") is made and entered into this the 20th_ day of February 2001 by and between American International Ventures, Inc. f/k/a American Precious Metals, Inc., a Delaware corporation, ("Company"), TLM Industries, Inc., a New Jersey corporation ("Employer") and Dominic Taglialatella ("Employee"), in accordance with the terms and conditions herein.

     *WITNESSETH*

     WHEREAS, on even date herewith, Company acquired all of the issued and outstanding stock ownership rights of Employer pursuant to a certain Stock Exchange Agreement, and resultantly, Employer now is a wholly owned subsidiary of Company,

     WHEREAS, the parties desire to enter into this Employment Agreement, subject to the terms and conditions herein,

* * *

     NOW THEREFORE, in consideration of the mutual terms and conditions herein, the parties hereto do hereby covenant and agree as set forth herein.

I
EMPLOYMENT

     Commencing on the date hereof ("Effective Date") and continuing throughout the term of this Agreement, Employee agrees to function as Chairman of the Employer and Executive Vice President of the Company, and shall report to the Chairman or President of the Company. In such capacities, Employee will perform all services and duties incident to that position as assigned to him from time to time by the Chairman or President of the Company.


II
TERM

     Subject to the other terms and conditions herein, Employer agrees to employ Employee for a period of three (3) years from the Effective Date, and, except as provided in Section III, Employee agrees to serve exclusively as an employee of Employer for the stated three (3) year period.

III
DEVOTION OF EMPLOYEE TO BUSINESS OF EMPLOYER

     3.01. Except as provided in section 3.01 below, during the term of this Agreement, Employee shall devote all of his time, attention, knowledge and skill, solely and exclusively, to the business of Employer or its subsidiaries. Further, Employee expressly agrees that during the term hereof, he will not be involved, directly or indirectly, in any form, fashion or manner as a partner, officer, director, stockholder, consultant, employee or in any other capacity, in any business trade, regardless of whether such business or trade is similar to Employer's business or any allied trade; provided that, nothing contained herein shall be deemed to preclude Employee from making personal investments in the securities of any publicly traded company if such securities owned by Employee do not exceed five percent (5%) of the issued and outstanding capital stock of such publicly traded company.

     3.02. Notwithstanding anything contained herein to the contrary, Employee, from time to time on a limited basis, may purchase and sell artwork for a profit, provided that such activity does not interfere with his function as an employee of the Company.

IV
COMPENSATION AND EXPENSES

     4.01. Employee shall receive an annual salary of $78,000. The annual period will commence of the Effective Date (or anniversary date thereof) and continue for twelve (12) months. On each anniversary of the Effective Date during the Term, Employee's annual salary will be increased by ten percent from the prior annual salary amount. Amounts payable as salary shall be paid in accordance with Employer's normal payroll cycle.

     4.02. As additional compensation, Employee will participate in a monthly bonus program that equals two percent (2%) of the gross sales of the Company for each month gross sales exceed $50,000, however, not to exceed $500,000. Payment of the monthly bonus will be made to Employee within thirty (30) days from the end of the applicable month.

     4.03. Any amount payable as salary or bonus shall be subject to applicable federal, state, and local withholding requirements.

     4.04. During the Term of the Agreement, Employee will be entitled to receive the fringe benefits provided in this Section 4.04. Employee will participate in the Employer's group health plan currently in existence, or such other group health plan approved by Company. In addition, Employee is entitled to three (3) weeks of paid vacation during each year of this Agreement at such times as mutually agreed upon by the Company and Employee. Employee will not be able to accrue vacation to subsequent years. Employee will be entitled to use an automobile at the expense of the Company not to exceed $500 per month (inclusive of taxes), and shall be insured and maintained at the Employer's expense.

     4.05 Employee shall be entitled to reimbursement for all accountable ordinary or necessary business expenses incurred by Employee in connection with his services to Employer pursuant to this Agreement.

     4.06. Employee will be entitled to participate in the Company's stock option plan that may be established for key individuals and key employees, subject to the discretion of the Board of Directors of the Company, and further subject to shareholder approval, if required.


V
DEATH OR DISABILITY DURING EMPLOYMENT

     5.01. If, by reason of mental or physical disability, Employee shall fail or be unable to perform his duties under this Agreement for a period of ninety
(90) consecutive days or for one hundred and fifty (150) days during an twelve month period, Employer thereafter, at its option, may terminate this Agreement by providing Employee with written notice of such termination. All obligations of Employer under this Agreement will terminate upon Employee's receipt of such notice.

     5.02. Upon the death of Employee, all obligations of Employer under this Agreement will terminate effective as of the date of death, except that, Employee's spouse will be entitled to receive for an additional ninety (90) days following such death, (i) insurance coverage under the Employer's group health plan, and (ii) a death benefit equal to Employee's salary pro-rated for the ninety (90) day period payable in accordance with Employer's payroll cycle and subject to applicable federal, state, and local withholding requirements, if any.

VI
TERMINATION BY EMPLOYER FOR CAUSE

     6.01. Employer, in its sole discretion, may terminate this Agreement for Cause (as defined below) by providing written notice to Employee. Upon receipt of such termination notice, all terms, provisions and obligations of this Agreement will terminate effective upon the date of such notice.

     6.02. Cause, as stated herein, shall mean a willful or intentional act of Employee involving dishonesty or moral turpitude, the willful disregard for Employee's obligations and responsibilities under this Agreement, or the breach of Employee's covenant of confidentiality stated in Section 7.01 or covenant of non-competition stated in Section 7.02.


VII
COVENANTS OF EMPLOYEE

     7.01. Confidentiality. Employee acknowledges that as a result of acting in his capacity as Employee, he will have or gain access to certain confidential information and data of the Company and that such information and data constitutes valuable, special and unique property of the Company. Accordingly, as consideration for entering into this Agreement, Employee, directly or indirectly, in any capacity, through one or more intermediaries, agents, affiliates, corporations or other parties or entities covenants and agrees that, at all times from and after the date of this Agreement, he will not reveal or otherwise disclose, at any time, to any competitor of the Company or any other person, firm, corporation, association or other entity any of the confidential information or data which Employee may have acquired in connection with the business and operations of the Company, including without limitation, all confidential information or data in any way related to the Company's vendors, distributors, sales representatives, suppliers, customers, contracts, processes, business strategies and business techniques, Company Documents (as described in
Section 7.02) or Trade Rights (as described in Section 7.02). In addition, Employee covenants and agrees that he will not use the confidential information and data, Company Documents and Trade Rights for his own benefit, notwithstanding the fact that Employee, directly or indirectly, does not reveal or otherwise disclose to any party such confidential information or data, Company Documents or Trade Rights. The covenants contained in this Section 7.01 will survive the termination of this Agreement for any reason.

     7.02. Company Documents and Trade Secrets. Employee covenants and agrees that (i) all documents, records, notebooks and similar repositories containing information acquired by Employee relating to the business of the Company or its subsidiaries irrespective of when acquired (collectively, "Company Documents"), and (ii) all ideas, markings, drawings, designs, logos, insignias, inventions, trademarks, trade names, trade dress, service marks and other trade rights which have been conceptualized, drafted, created or otherwise designed by Employee during the term of this Agreement and pertaining to the business of the Company, irrespective of whether any of the foregoing are capable of being patented, trademarked, service marked or copyrighted (collectively, "Trade Rights") will be at all times the sole and exclusive property of the Company. Additionally, upon termination of this Agreement for any reason, Employee will surrender to the Company possession of the Company Documents and the Trade Rights not later than the last day of this Agreement. Moreover, Employee further covenants that he shall not retain any notes, copy, or other facsimile of the Company Documents or Trade Rights.

     7.03. Covenant Not To Compete. As additional consideration for the execution of this Agreement, Employee covenants and agrees that, at all times from and after the date of this Agreement and for a period of two (2) years thereafter, he will not, directly or indirectly, engage in any business in the State of New Jersey which is competitive with that of the Company or accept employment with a competitor of the Company or render services to a competitor of the Company as an officer, agent, employee, consultant or other capacity, or solicit or accept business that is competitive with such business being conducted by the Company.

     7.04. Severability of Covenants. The covenants set forth in the sections 7.01, 7.02 and 7.03 ("Covenants") each constitute separate agreements independently supported by good and adequate consideration, and each shall survive this Agreement. The existence of any claim by Employee against the Company for any reason, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Covenants. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or by a court of competent jurisdiction, such provision shall be fully severable from the Agreement and this Agreement shall be construed and enforced as if such provision never comprised a part of hereof and the remaining provisions of this Agreement shall be in full force and effect. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible as, ensuring, however, that such provision is legal, valid and enforceable.

     7.05. Definitions. The term "Company" as stated in this Article VII shall mean the Company and its subsidiaries, including the Employer.


VIII
NOTICES

     Any notice or other communication required or permitted hereunder shall be made in writing, and shall be deemed to have been given if placed in a reputable overnight delivery service, delivery prepaid, or if personally delivered, addressed as follows;

Company:                                    260 Garibaldi Avenue
                                            Lodi, New Jersey 07644

Employer:                                   30 Hillside Avenue
                                            Springfield, New Jersey 07081


Employee:                                   66 Crabapple Lane
                                            Gillette, New Jersey 07933

IX
MISCELLANEOUS PROVISIONS

     9.01. The rights and befits of Company and Employer under this Agreement shall inure to their respective successors, heirs and assigns. The obligations of Employee hereunder are personal and non-transferable except that rights and benefits hereunder shall inure to the benefit of the heirs, executors and legal representatives of Employee.

     9.02. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.

     9.03. This Agreement constitutes the entire agreement among the parties and supersedes all other prior and contemporaneous agreements, written or otherwise.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date provided above.

COMPANY
American International Ventures, Inc.

/s/ Jack Wagenti
----------------
    Jack Wagenti
    President


EMPLOYER
TLM Industries, Inc.

/s/Anthony Lauro
----------------
   Anthony Lauro
   President



EMPLOYEE

/s/ Dominic Taglialatella
-------------------------
    Dominic Taglialatella